Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2013

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2013

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Details of Net Interest Margin	5
Total and Core Net Interest Income and Net Interest Margin	6
Per Share Related Information	7
Selected Noninterest Income Information	7
Loans, Loans Held for Sale and Net Unfunded Commitments	8
Allowances for Credit Losses	9
Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans	10
Nonperforming Assets and Troubled Debt Restructurings	11-12
Accruing Loans Past Due	13

Business Segment Results:

Descriptions	14
Period End Employees	14
Income and Revenue	15
Retail Banking	16-17
Corporate & Institutional Banking	18-19
Asset Management Group	20
Residential Mortgage Banking	21
Non-Strategic Assets Portfolio	22
Glossary of Terms	23-27

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 16, 2013. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Georgia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
Interest Income
Loans	$1,933	$1,955	$2,029	$2,094	$2,076	$5,917	$6,190
Investment securities	423	422	470	478	504	1,315	1,557
Other	92	92	112	99	90	296	316

Total interest income	2,448	2,469	2,611	2,671	2,670	7,528	8,063

Interest Expense
Deposits	84	86	93	97	103	263	289
Borrowed funds	130	125	129	150	168	384	558

Total interest expense	214	211	222	247	271	647	847

Net interest income	2,234	2,258	2,389	2,424	2,399	6,881	7,216

Noninterest Income
Asset management	330	340	308	302	305	978	867
Consumer services	316	314	296	294	288	926	842
Corporate services (a)	306	326	277	349	295	909	817
Residential mortgage (b) (c)	199	167	234	—	227	600	284
Service charges on deposits	156	147	136	150	152	439	423
Net gains on sales of securities	21	61	14	45	40	96	159
Net other-than-temporary impairments	(2)	(4)	(10)	(15)	(24)	(16)	(96)
Other (d)	360	455	311	520	406	1,126	931

Total noninterest income	1,686	1,806	1,566	1,645	1,689	5,058	4,227

Total revenue	3,920	4,064	3,955	4,069	4,088	11,939	11,443
Provision For Credit Losses	137	157	236	318	228	530	669
Noninterest Expense
Personnel	1,181	1,186	1,169	1,216	1,171	3,536	3,401
Occupancy	205	206	211	226	212	622	601
Equipment	194	189	183	194	185	566	541
Marketing	68	67	45	70	74	180	209
Other	776	787	787	1,123	1,008	2,350	3,001

Total noninterest expense	2,424	2,435	2,395	2,829	2,650	7,254	7,753

Income before income taxes and noncontrolling interests	1,359	1,472	1,324	922	1,210	4,155	3,021
Income taxes	320	349	320	203	285	989	739

Net income	1,039	1,123	1,004	719	925	3,166	2,282

Less: Net income (loss) attributable to noncontrolling interests	2	1	(9)	1	(14)	(6)	(13)
Preferred stock dividends and discount accretion and redemptions	71	53	75	54	63	199	127

Net income attributable to common shareholders	$966	$1,069	$938	$664	$876	$2,973	$2,168

Earnings Per Common Share
Basic	$1.82	$2.02	$1.78	$1.26	$1.66	$5.61	$4.10
Diluted	$1.79	$1.99	$1.76	$1.24	$1.64	$5.55	$4.06

Average Common Shares Outstanding
Basic	529	528	526	526	526	528	526
Diluted	534	531	528	528	529	531	529

Efficiency	62%	60%	61%	70%	65%	61%	68%
Noninterest income to total revenue	43%	44%	40%	40%	41%	42%	37%
Effective tax rate (e)	23.5%	23.7%	24.2%	22.0%	23.6%	23.8%	24.5%

For additional information regarding footnotes (b) through (d) below, refer to Selected Noninterest Income Statement Information on page 7.

(a)	Includes commercial mortgage servicing rights valuation adjustments, net of economic hedge.
(b)	Residential mortgage income for the three months ended December 31, 2012 was less than $.5 million.
(c)	Includes benefit/provisions for residential mortgage repurchase obligations.
(d)	Includes gains on sales of Visa Class B common shares and credit valuations related to customer initiated hedging activities.
(e)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012
Assets
Cash and due from banks (a)	$4,908	$4,051	$3,948	$5,220	$4,284
Federal funds sold and resale agreements (b)	911	1,613	1,274	1,463	1,724
Trading securities	1,603	2,109	2,243	2,096	2,664
Interest-earning deposits with banks (a)	8,047	3,797	1,541	3,984	2,321
Loans held for sale (b)	2,399	3,814	3,295	3,693	2,737
Investment securities (a)	57,260	57,449	59,361	61,406	62,814
Loans (a) (b)	192,856	189,775	186,504	185,856	181,864
Allowance for loan and lease losses (a)	(3,691)	(3,772)	(3,828)	(4,036)	(4,039)

Net loans	189,165	186,003	182,676	181,820	177,825
Goodwill	9,074	9,075	9,075	9,072	9,163
Other intangible assets	2,194	2,153	1,921	1,797	1,778
Equity investments (a) (c)	10,303	10,054	11,008	10,877	10,846
Other (a) (b)	22,733	24,297	24,470	23,679	24,647

Total assets	$308,597	$304,415	$300,812	$305,107	$300,803

Liabilities
Deposits
Noninterest-bearing	$68,747	$66,708	$64,652	$69,980	$64,484
Interest-bearing	147,327	145,571	146,968	143,162	141,779

Total deposits	216,074	212,279	211,620	213,142	206,263
Borrowed funds
Federal funds purchased and repurchase agreements	3,165	4,303	4,000	3,327	3,877
Federal Home Loan Bank borrowings	8,479	8,481	5,483	9,437	9,942
Bank notes and senior debt	11,924	11,177	10,918	10,429	9,960
Subordinated debt	7,829	7,113	7,996	7,299	6,754
Commercial paper (a)	6,994	6,400	6,953	8,453	10,731
Other (a) (b)	1,882	2,390	2,297	1,962	1,840

Total borrowed funds	40,273	39,864	37,647	40,907	43,104
Allowance for unfunded loan commitments and letters of credit	235	242	238	250	239
Accrued expenses (a)	4,673	4,057	4,181	4,449	4,015
Other (a)	4,522	6,032	5,048	4,594	5,380

Total liabilities	265,777	262,474	258,734	263,342	259,001

Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 539, 539, 538, 538, and 538 shares	2,695	2,693	2,690	2,690	2,689
Capital surplus - preferred stock	3,940	3,939	3,591	3,590	3,559
Capital surplus - common stock and other	12,310	12,234	12,174	12,193	12,149
Retained earnings	22,561	21,828	20,993	20,265	19,813
Accumulated other comprehensive income (loss)	47	45	767	834	991
Common stock held in treasury at cost: 7, 8, 9, 10, and 9 shares	(423)	(453)	(552)	(569)	(518)

Total shareholders’ equity	41,130	40,286	39,663	39,003	38,683
Noncontrolling interests	1,690	1,655	2,415	2,762	3,119

Total equity	42,820	41,941	42,078	41,765	41,802

Total liabilities and equity	$308,597	$304,415	$300,812	$305,107	$300,803

Capital Ratios
Basel 1 Ratios
Tier 1 common (e)	10.4%	10.1%	9.8%	9.6%	9.5%
Tier 1 risk-based (e)	12.3	12.0	11.6	11.6	11.7
Total risk-based (e)	15.7	15.2	14.9	14.7	14.5
Leverage (e)	11.1	10.9	10.4	10.4	10.4
Common shareholders’ equity to assets	12.1	11.9	12.0	11.6	11.7

(a)	Amounts include consolidated variable interest entities. Our first and second quarter 2013 Form 10-Qs included, and third quarter 2013 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our first and second quarter 2013 Form 10-Qs included, and third quarter 2013 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.
(e)	The ratio as of September 30, 2013 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Nine months ended
In millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$23,674	$24,339	$25,168	$25,552	$26,546	$24,388	$26,847
Non-agency	5,862	5,889	6,025	6,245	6,490	5,925	6,594
Commercial mortgage-backed	4,349	3,855	3,745	3,674	3,720	3,985	3,685
Asset-backed	5,962	5,919	5,731	5,643	5,525	5,872	5,087
U.S. Treasury and government agencies	2,013	2,074	2,715	2,746	2,516	2,265	2,729
State and municipal	2,354	2,182	2,189	2,034	1,972	2,242	1,882
Other debt	2,630	2,728	2,649	2,860	3,045	2,669	3,073
Corporate stocks and other	339	304	368	346	390	337	351

Total securities available for sale	47,183	47,290	48,590	49,100	50,204	47,683	50,248
Securities held to maturity
Residential mortgage-backed	3,794	3,833	4,146	4,377	4,480	3,923	4,438
Commercial mortgage-backed	3,276	3,521	3,747	3,967	4,180	3,513	4,396
Asset-backed	1,064	978	826	702	825	957	956
U.S. Treasury and government agencies	236	233	231	229	227	233	225
State and municipal	658	640	639	664	671	646	671
Other	346	349	352	355	357	349	359

Total securities held to maturity	9,374	9,554	9,941	10,294	10,740	9,621	11,045

Total investment securities	56,557	56,844	58,531	59,394	60,944	57,304	61,293
Loans
Commercial	86,456	86,015	83,476	80,876	79,250	85,326	75,237
Commercial real estate	19,558	18,860	18,850	18,678	18,514	19,092	17,927
Equipment lease financing	7,296	7,350	7,241	6,956	6,774	7,296	6,580
Consumer	62,277	61,587	61,411	61,430	60,570	61,761	59,188
Residential real estate	14,918	14,794	15,121	15,257	15,575	14,944	15,478

Total loans	190,505	188,606	186,099	183,197	180,683	188,419	174,410
Loans held for sale	3,071	3,072	3,279	3,025	2,956	3,140	2,961
Federal funds sold and resale agreements	664	1,141	1,176	1,290	1,601	992	1,696
Other	8,809	6,439	7,095	6,737	6,422	7,474	6,485

Total interest-earning assets	259,606	256,102	256,180	253,643	252,606	257,329	246,845
Noninterest-earning assets:
Allowance for loan and lease losses	(3,761)	(3,821)	(3,937)	(3,987)	(4,152)	(3,839)	(4,214)
Cash and due from banks	3,984	3,869	4,055	4,126	3,907	3,969	3,793
Other	43,479	45,877	47,147	48,349	47,781	45,467	46,215

Total assets	$303,308	$302,027	$303,445	$302,131	$300,142	$302,926	$292,639

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions	2013	2013	2013	2012	2012	2013	2012
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$70,557	$69,123	$69,003	$67,997	$67,628	$69,567	$65,240
Demand	39,866	40,172	39,372	36,619	34,733	39,805	33,577
Savings	11,007	11,124	10,671	10,190	10,066	10,935	9,754
Retail certificates of deposit	21,859	22,641	23,488	24,394	25,695	22,657	27,353
Time deposits in foreign offices and other time	1,804	2,164	2,267	2,740	3,230	2,077	3,348

Total interest-bearing deposits	145,093	145,224	144,801	141,940	141,352	145,041	139,272
Borrowed funds
Federal funds purchased and repurchase agreements	2,967	4,132	4,328	4,023	4,659	3,804	4,716
Federal Home Loan Bank borrowings	8,208	7,218	7,657	8,877	10,626	7,697	9,946
Bank notes and senior debt	11,256	10,886	10,469	9,702	9,657	10,873	10,468
Subordinated debt	7,334	7,003	7,249	6,668	6,408	7,196	7,137
Commercial paper	7,109	7,263	7,967	9,069	10,518	7,443	8,152
Other	1,792	2,099	2,057	1,961	1,868	1,981	1,943

Total borrowed funds	38,666	38,601	39,727	40,300	43,736	38,994	42,362

Total interest-bearing liabilities	183,759	183,825	184,528	182,240	185,088	184,035	181,634
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	66,834	64,749	64,850	65,527	62,483	65,485	60,295
Allowance for unfunded loan commitments and letters of credit	242	238	249	239	225	243	236
Accrued expenses and other liabilities	10,372	10,929	11,891	12,237	11,590	11,058	11,052
Equity	42,101	42,286	41,927	41,888	40,756	42,105	39,422

Total liabilities and equity	$303,308	$302,027	$303,445	$302,131	$300,142	$302,926	$292,639

(a) Calculated using average daily balances.

Supplemental Average Balance Sheet Information (Unaudited)
Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$145,093	$145,224	$144,801	$141,940	$141,352	$145,041	$139,272
Noninterest-bearing deposits	66,834	64,749	64,850	65,527	62,483	65,485	60,295

Total deposits	$211,927	$209,973	$209,651	$207,467	$203,835	$210,526	$199,567
Transaction deposits	$177,257	$174,044	$173,225	$170,143	$164,844	$174,857	$159,112
Common shareholders’ equity	$36,483	$36,310	$35,628	$35,296	$34,323	$36,144	$33,654

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	2013	2013	2013	2012	2012	2013	2012
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.36%	2.50%	2.90%	2.94%	3.03%	2.59%	3.11%
Non-agency	5.70	5.51	5.40	5.39	5.08	5.54	5.37
Commercial mortgage-backed	3.82	4.00	4.02	3.81	4.29	3.94	4.37
Asset-backed	1.87	1.80	1.92	1.93	2.09	1.86	2.07
U.S. Treasury and government agencies	1.90	1.37	1.65	1.76	2.08	1.64	2.05
State and municipal	4.24	4.48	4.93	4.66	4.62	4.30	4.78
Other debt	2.38	2.39	2.58	2.91	2.85	2.45	2.65
Corporate stocks and other	.12	.14	.12	.24	.12	.12	.09
Total securities available for sale	2.91	2.93	3.16	3.19	3.27	2.99	3.35
Securities held to maturity
Residential mortgage-backed	3.92	3.26	3.44	3.34	3.50	3.54	3.59
Commercial mortgage-backed	4.29	4.34	4.71	4.50	4.46	4.46	4.55
Asset-backed	1.59	1.74	1.80	1.76	2.61	1.70	1.99
U.S. Treasury and government agencies	3.81	3.80	3.77	3.82	3.81	3.79	3.79
State and municipal	5.55	4.27	4.23	4.23	4.18	5.55	4.19
Other	2.90	2.89	2.82	2.89	2.82	2.87	2.84
Total securities held to maturity	3.86	3.57	3.82	3.73	3.83	3.81	3.85
Total investment securities	3.06	3.04	3.27	3.28	3.37	3.13	3.44
Loans
Commercial	3.62	3.71	4.03	4.16	4.30	3.78	4.52
Commercial real estate	4.64	4.84	5.05	5.57	5.26	4.84	5.42
Equipment lease financing	3.75	4.41	4.05	4.26	4.45	4.07	4.71
Consumer	4.31	4.40	4.67	4.68	4.63	4.46	4.69
Residential real estate	5.00	5.13	5.29	5.36	5.18	5.14	5.40
Total loans	4.06	4.19	4.45	4.58	4.59	4.23	4.76
Loans held for sale	5.34	4.22	6.49	5.34	4.34	5.37	5.73
Federal funds sold and resale agreements	1.10	.61	.74	1.04	1.22	.77	1.43
Other	2.26	3.66	3.25	3.24	3.27	2.97	3.53
Total yield on interest-earning assets	3.79	3.91	4.15	4.24	4.24	3.95	4.39
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.18	.18	.19	.19	.21	.18	.21
Demand	.05	.05	.04	.04	.04	.05	.04
Savings	.10	.10	.10	.09	.09	.10	.10
Retail certificates of deposit	.79	.82	.85	.89	.90	.82	.76
Time deposits in foreign offices and other time	.22	.43	.61	.45	.38	.43	.45
Total interest-bearing deposits	.23	.24	.26	.27	.29	.24	.28
Borrowed funds
Federal funds purchased and repurchase agreements	.15	.14	.16	.20	.19	.15	.21
Federal Home Loan Bank borrowings	.48	.53	.61	.70	.69	.54	.74
Bank notes and senior debt	1.71	1.71	1.83	2.07	2.16	1.74	2.32
Subordinated debt	2.89	2.78	2.83	3.57	4.71	2.84	4.87
Commercial paper	.22	.22	.25	.28	.28	.23	.27
Other	2.91	2.62	2.28	2.78	2.43	2.59	2.23
Total borrowed funds	1.33	1.28	1.30	1.46	1.53	1.31	1.74
Total rate on interest-bearing liabilities	.46	.46	.48	.54	.58	.47	.62

Interest rate spread	3.33	3.45	3.67	3.70	3.66	3.48	3.77
Impact of noninterest-bearing sources	.14	.13	.14	.15	.16	.14	.16

Net interest margin	3.47%	3.58%	3.81%	3.85%	3.82%	3.62%	3.93%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, were $43 million, $40 million, $40 million, $42 million and $36 million, respectively. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2013 and September 30, 2012 were $123 million and $102 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Total and Core Net Interest Income

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions	2013	2013	2013	2012	2012	2013	2012
Core net interest income (a)	$2,035	$2,054	$2,140	$2,151	$2,154	$6,229	$6,365
Total purchase accounting accretion (a)(b)	199	204	249	273	245	652	851

Total net interest income	$2,234	$2,258	$2,389	$2,424	$2,399	$6,881	$7,216

(a)    We believe that core net interest income and purchase accounting accretion are useful in evaluating the components of net interest income.

(b)    Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans. Refer to the Accretion-Purchased Impaired Loans table on page 10 for details.

Details of Net Interest Margin (c)
	Three months ended					Nine months ended
In millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
Average yields/rates
Yield on interest earning assets
Total investment securities	3.06%	3.04%	3.27%	3.28%	3.37%	3.13%	3.44%
Total loans	4.06	4.19	4.45	4.58	4.59	4.23	4.76
Other	2.96	3.50	3.91	3.56	3.26	3.43	3.80
Total yield on interest earning assets	3.79	3.91	4.15	4.24	4.24	3.95	4.39

Rate on interest-bearing liabilities
Total interest-bearing deposits	.23	.24	.26	.27	.29	.24	.28
Total borrowed funds	1.33	1.28	1.30	1.46	1.53	1.31	1.74
Total rate on interest-bearing liabilities	.46	.46	.48	.54	.58	.47	.62

Interest rate spread	3.33	3.45	3.67	3.70	3.66	3.48	3.77
Impact of noninterest-bearing sources	.14	.13	.14	.15	.16	.14	.16

Net interest margin	3.47%	3.58%	3.81%	3.85%	3.82%	3.62%	3.93%

(c) See note (a) on page 5. Details of Core Net Interest Margin (d)
	Three months ended					Nine months ended
In millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
Average yields/rates
Yield on interest earning assets
Total investment securities	2.96%	2.95%	3.21%	3.17%	3.27%	3.05%	3.34%
Total loans	3.68	3.77	3.96	4.02	4.09	3.80	4.22
Other	2.74	3.69	3.22	3.35	3.11	3.18	3.50
Total yield on interest earning assets	3.48	3.58	3.75	3.80	3.85	3.60	3.97

Rate on interest-bearing liabilities
Total interest-bearing deposits	.26	.27	.29	.31	.34	.27	.42
Total borrowed funds	1.18	1.12	1.09	1.23	1.31	1.13	1.51
Total rate on interest-bearing liabilities	.45	.45	.46	.52	.57	.46	.67
Interest rate spread	3.03	3.13	3.29	3.28	3.28	3.14	3.30
Impact of noninterest-bearing sources	.14	.13	.14	.15	.16	.14	.16

Core net interest margin	3.17	3.26	3.43	3.43	3.44	3.28	3.46
Purchase accounting accretion impact on net interest margin	.30	.32	.38	.42	.38	.34	.47

Net interest margin	3.47%	3.58%	3.81%	3.85%	3.82%	3.62%	3.93%

(d)	We believe that core net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Per Share Related Information (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
Basic
Net income	$1,039	$1,123	$1,004	$719	$925	$3,166	$2,282
Less:
Net income (loss) attributable to noncontrolling interests	2	1	(9)	1	(14)	(6)	(13)
Preferred stock dividends and discount accretion and redemptions	71	53	75	54	63	199	127
Dividends and undistributed earnings allocated to nonvested restricted shares	4	5	4	4	5	13	10

Net income attributable to basic common shares	$962	$1,064	$934	$660	$871	$2,960	$2,158
Basic weighted-average common shares outstanding	529	528	526	526	526	528	526
Basic earnings per common share	$1.82	$2.02	$1.78	$1.26	$1.66	$5.61	$4.10

Diluted
Net income attributable to basic common shares	$962	$1,064	$934	$660	$871	$2,960	$2,158
Less: Impact of BlackRock earnings per share dilution	4	4	5	4	3	13	10

Net income attributable to diluted common shares	$958	$1,060	$929	$656	$868	$2,947	$2,148
Basic weighted-average common shares outstanding	529	528	526	526	526	528	526
Dilutive potential common shares	5	3	2	2	3	3	3

Diluted weighted-average common shares outstanding	534	531	528	528	529	531	529
Diluted earnings per common share	$1.79	$1.99	$1.76	$1.24	$1.64	$5.55	$4.06

Selected Noninterest Income Information (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
Increase (Decrease) to Noninterest Income and Impact on Diluted Earnings per Share
Commercial mortgage servicing rights recovery, net of economic hedge (Pre-tax)	$18	$44	$11	$16	$16	$73	$15
Impact on diluted earnings per share (a)	.02	.05	.01	.02	.02	.09	.02

Benefit / (provision) for residential mortgage repurchase obligations (Pre-tax)	$6	$(73)	$(4)	$(254)	$(37)	$(71)	$(507)
Impact on diluted earnings per share (a)	.01	(.09)	(.00)	(.31)	(.05)	(.09)	(.62)

Net gains on sales of securities (Pre-tax)	$21	$61	$14	$45	$40	$96	$159
Impact on diluted earnings per share (a)	.02	.08	.02	.06	.05	.12	.20

Gains on sales of Visa Class B common shares (Pre-tax)	$85	$83		$130	$137	$168	137
Impact on diluted earnings per share (a)	.10	.10		.16	.17	.21	.17

Credit valuations related to customer initiated hedging activities (Pre-tax)	$(1)	$39	$2	$17	$18	$40	$(10)
Impact on diluted earnings per share (a)	(.00)	.05	.00	.02	.02	.05	(.01)

(a)	In calculating impact on diluted earnings per share in the table above, after-tax amounts for the income statement items were calculated using a statutory federal income tax rate of 35%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Loans (Unaudited)

In millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012
Commercial
Retail/wholesale trade	$15,178	$15,192	$14,784	$14,353	$14,062
Manufacturing	15,406	15,525	15,349	14,841	14,554
Service providers	12,973	13,267	13,057	12,606	12,330
Real estate related (a)	10,554	10,248	10,274	10,616	10,208
Financial services	5,685	5,326	4,740	4,356	4,320
Health care	8,266	8,228	7,912	7,763	7,152
Other industries	18,928	19,144	18,169	18,505	17,042

Total commercial (b)	86,990	86,930	84,285	83,040	79,668

Commercial real estate
Real estate projects (c)	13,036	12,636	12,596	12,347	12,801
Commercial mortgage	7,095	6,355	6,183	6,308	5,808

Total commercial real estate	20,131	18,991	18,779	18,655	18,609

Equipment lease financing	7,314	7,349	7,240	7,247	6,923

Total commercial lending	114,435	113,270	110,304	108,942	105,200

Consumer
Home equity
Lines of credit	22,043	22,559	23,029	23,576	24,007
Installment	14,548	13,857	13,001	12,344	11,871
Credit card	4,242	4,135	4,081	4,303	4,135
Other consumer
Education	7,711	7,814	8,048	8,238	8,415
Automobile	10,259	9,066	8,716	8,708	8,328
Other	4,226	4,297	4,340	4,505	4,525

Total consumer	63,029	61,728	61,215	61,674	61,281

Residential real estate
Residential mortgage	14,709	14,051	14,217	14,430	14,505
Residential construction	683	726	768	810	878

Total residential real estate	15,392	14,777	14,985	15,240	15,383

Total consumer lending	78,421	76,505	76,200	76,914	76,664

Total loans (d)	$192,856	$189,775	$186,504	$185,856	$181,864

(a) Includes loans to customers in the real estate and construction industries.

(b)    During the third quarter of 2013, PNC revised its policy to classify loans initiated through a Special Purpose Entity (SPE) to be reported based upon the nature of the sponsor of the SPE instead of reported based upon the nature of the SPE itself. This resulted in a reclassification of loans amounting to $5.5 billion, $4.9 billion, $4.7 billion and $4.8 billion at June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, that were previously classified as Financial Services to other categories within Commercial Lending.

(c) Includes both construction loans and intermediate financing for projects.
(d) Includes purchased impaired loans:	$6,398	$6,778	$7,073	$7,406	$7,749

Details of Loans Held for Sale (Unaudited)

In millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012
Commercial mortgage	$785	$1,072	$895	$1,392	$1,183
Residential mortgage	1,613	2,353	2,331	2,220	1,477
Other	1	389	69	81	77

Total	$2,399	$3,814	$3,295	$3,693	$2,737

Net Unfunded Commitments (Unaudited)
In millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012
Net unfunded commitments	$126,577	$124,142	$121,812	$120,592	$118,285

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012
Beginning balance	$3,772	$3,828	$4,036	$4,039	$4,156
Gross charge-offs:
Commercial	(113)	(81)	(114)	(126)	(114)
Commercial real estate	(42)	(51)	(86)	(72)	(83)
Equipment lease financing	(2)	(1)	(3)	(4)	(2)
Home equity (a)	(86)	(92)	(194)	(141)	(167)
Residential real estate (a)	(9)	(43)	(79)	(18)	(25)
Credit card (a)	(41)	(45)	(50)	(43)	(47)
Other consumer (a)	(47)	(43)	(43)	(56)	(43)

Total gross charge-offs (b)	(340)	(356)	(569)	(460)	(481)
Recoveries:
Commercial	54	66	63	77	76
Commercial real estate	24	33	13	29	34
Equipment lease financing	3	4	6	8	7
Home equity	18	24	13	15	16
Residential real estate	(2)	1	(1)		(1)
Credit card	6	6	5	9	6
Other consumer	13	14	14	12	12

Total recoveries	116	148	113	150	150
Net (charge-offs) recoveries:
Commercial	(59)	(15)	(51)	(49)	(38)
Commercial real estate	(18)	(18)	(73)	(43)	(49)
Equipment lease financing	1	3	3	4	5
Home equity	(68)	(68)	(181)	(126)	(151)
Residential real estate	(11)	(42)	(80)	(18)	(26)
Credit card	(35)	(39)	(45)	(34)	(41)
Other consumer	(34)	(29)	(29)	(44)	(31)

Total net charge-offs	(224)	(208)	(456)	(310)	(331)
Provision for credit losses	137	157	236	318	228
Other	(1)	(1)			1
Net change in allowance for unfunded loan commitments and letters of credit	7	(4)	12	(11)	(15)

Ending balance	$3,691	$3,772	$3,828	$4,036	$4,039

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized) (b)	.47%	.44%	.99%	.67%	.73%
Allowance for loan and lease losses to total loans	1.91	1.99	2.05	2.17	2.22
Commercial lending net charge-offs	$(76)	$(30)	$(121)	$(88)	$(82)
Consumer lending net charge-offs	(148)	(178)	(335)	(222)	(249)

Total net charge-offs	$(224)	$(208)	$(456)	$(310)	$(331)
Net charge-offs to average loans

Commercial lending	.27%	.11%	.45%	.33%	.31%
Consumer lending	.76	.93	1.78	1.15	1.30

(a)   Pursuant to regulatory guidance issued in the third quarter of 2012, additional consumer charge-offs of $45.2 million and $82.9 million have been taken as of December 31, 2012 and September 30, 2012, respectively, related to changes in treatment of certain loans where borrowers have been discharged from personal liability under bankruptcy protection where no formal affirmation of the loan obligation was provided by the borrower. Such loans have been classified as troubled debt restructurings (TDRs) and have been reported based upon fair value of the collateral less costs to sell.

(b)   Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, additional charge-offs of $134 million have been taken. Excluding the impact of these additional charge-offs, annualized net charge-offs to average loans for the first quarter 2013 was 0.70%.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit
Three months ended - in millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012
Beginning balance	$242	$238	$250	$239	$224
Net change in allowance for unfunded loan commitments and letters of credit	(7)	4	(12)	11	15

Ending balance	$235	$242	$238	$250	$239

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans (Unaudited)

Accretion - Purchased Impaired Loans

	Three months ended			Nine months ended
In millions	September 30 2013	June 30 2013	September 30 2012	September 30 2013	September 30 2012
Impaired loans
Scheduled accretion	$145	$150	$175	$452	$511
Reversal of contractual interest on impaired loans	(82)	(83)	(103)	(250)	(311)

Scheduled accretion net of contractual interest	63	67	72	202	200
Excess cash recoveries	26	11	21	87	112

Total impaired loans	$89	$78	$93	$289	$312

Purchased Impaired Loans - Accretable Yield

In millions		In millions
July 1, 2013	$2,164	January 1, 2013	$2,166
Scheduled accretion	(145)	Scheduled accretion	(452)
Excess cash recoveries	(26)	Excess cash recoveries	(87)
Net reclassifications to accretable from non-accretable and other activity (a)	191	Net reclassifications to accretable from non-accretable and other activity (a)	557

September 30, 2013 (b)	$2,184	September 30, 2013 (b)	$2,184

(a)	Approximately 64% and 60% of the net reclassifications for the third quarter and first nine months of 2013, respectively, were driven by the consumer portfolio and were due to improvements of cash expected to be collected on both RBC Bank (USA) and National City loans in future periods. The remaining net reclassifications were predominantly due to future cash flow changes in the commercial portfolio.
(b)	As of September 30, 2013, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.2 billion in future periods. This will offset the total net accretable interest in future interest income of $2.2 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	September 30, 2013		June 30, 2013		December 31, 2012
Dollars in millions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$1,071		$1,299		$1,680
Purchased impaired mark	(289)		(331)		(431)

Recorded investment	782		968		1,249
Allowance for loan losses	(154)		(183)		(239)

Net investment	628	59%	785	60%	1,010	60%

Consumer and residential mortgage loans:
Unpaid principal balance	5,805		6,095		6,639
Purchased impaired mark	(189)		(285)		(482)

Recorded investment	5,616		5,810		6,157
Allowance for loan losses	(907)		(934)		(858)

Net investment	4,709	81%	4,876	80%	5,299	80%

Total purchased impaired loans:
Unpaid principal balance	6,876		7,394		8,319
Purchased impaired mark	(478)		(616)		(913)

Recorded investment	6,398		6,778		7,406
Allowance for loan losses	(1,061)		(1,117)		(1,097)

Net investment	$5,337	78%	$5,661	77%	$6,309	76%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$72	$63	$62	$61	$88
Manufacturing	61	62	75	73	104
Service providers	109	110	112	124	144
Real estate related (b)	142	163	161	178	236
Financial services	11	14	13	9	13
Health care	26	24	21	25	26
Other industries	77	85	98	120	138

Total commercial	498	521	542	590	749

Commercial real estate
Real estate projects	493	516	606	654	802
Commercial mortgage	105	123	138	153	198

Total commercial real estate	598	639	744	807	1,000

Equipment lease financing	6	7	9	13	15

Total commercial lending	1,102	1,167	1,295	1,410	1,764

Consumer lending (c)
Home equity (d)	1,137	1,131	1,088	951	818
Residential real estate
Residential mortgage (d)	891	947	952	824	766
Residential construction	11	15	13	21	24
Credit card	4	4	6	5	5
Other consumer (d)	61	57	68	43	37

Total consumer lending (e)	2,104	2,154	2,127	1,844	1,650

Total nonperforming loans (f)	3,206	3,321	3,422	3,254	3,414

OREO and foreclosed assets
Other real estate owned (OREO) (g)	403	432	472	507	578
Foreclosed and other assets	13	25	33	33	29

Total OREO and foreclosed assets	416	457	505	540	607

Total nonperforming assets	$3,622	$3,778	$3,927	$3,794	$4,021

Nonperforming loans to total loans	1.66%	1.75%	1.83%	1.75%	1.88%
Nonperforming assets to total loans, OREO and foreclosed assets	1.87	1.99	2.10	2.04	2.20
Nonperforming assets to total assets	1.17	1.24	1.31	1.24	1.34
Allowance for loan and lease losses to nonperforming loans (h)	115	114	112	124	118

(a)	See analysis of troubled debt restructurings (TDRs) on page 12.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, nonperforming home equity loans increased $214 million, nonperforming residential mortgage loans increased $187 million and nonperforming other consumer loans increased $25 million. Charge-offs have been taken on these loans where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $134 million.
(e)	Pursuant to regulatory guidance issued in the third quarter of 2012, nonperforming consumer loans, primarily home equity and residential mortgage, increased $199 million and $112 million in the fourth and third quarters of 2012, respectively, related to changes in treatment of certain loans classified as TDRs, net of charge-offs, resulting from bankruptcy where no formal reaffirmation was provided by the borrower and therefore a concession has been granted based upon discharge from personal liability. Charge-offs have been taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $45.2 million and $82.9 million, respectively.
(f)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(g)	OREO excludes $264 million, $311 million, $383 million, $380 million and $363 million at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans because they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).
(h)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

In millions	July 1, 2013 - September 30, 2013	April 1, 2013 - June 30, 2013	January 1, 2013 - March 31, 2013	October 1, 2012 - December 31, 2012	July 1, 2012 - September 30, 2012
Beginning balance	$3,778	$3,927	$3,794	$4,021	$4,176
New nonperforming assets	824	773	1,032	804	861
Charge-offs and valuation adjustments	(220)	(216)	(343)	(297)	(392)
Principal activity, including paydowns and payoffs	(289)	(328)	(258)	(532)	(438)
Asset sales and transfers to loans held for sale	(117)	(146)	(114)	(134)	(162)
Returned to performing status	(354)	(232)	(184)	(68)	(24)

Ending balance	$3,622	$3,778	$3,927	$3,794	$4,021

Largest Individual Nonperforming Assets at September 30, 2013 (a)

In millions
Ranking	Outstandings	Industry
1	$36	Real Estate, Rental and Leasing
2	30	Real Estate, Rental and Leasing
3	16	Real Estate, Rental and Leasing
4	13	Real Estate, Rental and Leasing
5	12	Wholesale Trade
6	11	Other Services
7	10	Real Estate, Rental and Leasing
8	9	Construction
9	8	Other Real Estate Owned
10	8	Real Estate, Rental and Leasing

Total	$153

As a percent of total nonperforming assets 4%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

In millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012
Total consumer lending (a)	$2,221	$2,243	$2,231	$2,318	$2,019
Total commercial lending	581	599	610	541	556

Total TDRs	$2,802	$2,842	$2,841	$2,859	$2,575

Nonperforming	$1,451	$1,531	$1,517	$1,589	$1,383
Accruing (b)	1,178	1,103	1,103	1,037	950
Credit card (c)	173	208	221	233	242

Total TDRs	$2,802	$2,842	$2,841	$2,859	$2,575

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Pursuant to regulatory guidance issued in the third quarter of 2012, additional troubled debt restructurings related to changes in treatment of certain loans of $245.7 million and $154.8 million in the fourth and third quarters of 2012, respectively, net of charge-offs, resulting from bankruptcy where no formal reaffirmation was provided by the borrower and therefore a concession has been granted based upon discharge from personal liability were added to the consumer lending population. The additional TDR population increased nonperforming loans by $199 million and $112 million, respectively. Charge-offs have been taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $45.2 million and $82.9 million, respectively.
(b)	Accruing loans have demonstrated a period of at least six months of current performance under the restructured terms and are excluded from nonperforming loans. Loans where borrowers have been discharged from bankruptcy and have not formally reaffirmed their loan obligation are generally not returned to accrual status.
(c)	Includes credit cards and certain small business and consumer credit agreements whose terms have been restructured and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012
Commercial	$73	$85	$163	$115	$141	.08%	.10%	.19%	.14%	.18%
Commercial real estate	54	66	111	100	91	.27	.35	.59	.54	.49
Equipment lease financing	6	2	34	17	8	.08	.03	.47	.23	.12
Home equity	88	76	86	117	130	.24	.21	.24	.33	.36
Residential real estate
Non government insured	118	120	145	151	147	.77	.81	.97	.99	.96
Government insured	109	110	114	127	127	.71	.74	.76	.83	.80
Credit card	30	27	30	34	31	.71	.65	.74	.79	.75
Other consumer
Non government insured	56	52	49	65	54	.25	.25	.23	.30	.25
Government insured	170	148	162	193	154	.77	.70	.77	.90	.72

Total	$704	$686	$894	$919	$883	.37	.36	.48	.49	.49

Accruing Loans Past Due 60 to 89 Days (a) (b)
	Amount					Percent of Total Outstandings
Dollars in millions	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012
Commercial	$37	$53	$35	$55	$92	.04%	.06%	.04%	.07%	.12%
Commercial real estate	31	22	36	57	66	.15	.12	.19	.31	.35
Equipment lease financing	1	4	1	1	5	.01	.05	.01	.01	.07
Home equity	32	29	33	58	69	.09	.08	.09	.16	.19
Residential real estate
Non government insured	31	29	41	49	52	.20	.20	.27	.32	.34
Government insured	57	79	86	97	94	.37	.53	.57	.64	.59
Credit card	19	19	20	23	20	.45	.46	.49	.53	.48
Other consumer
Non government insured	18	14	15	21	23	.08	.07	.07	.10	.11
Government insured	106	100	86	110	121	.48	.47	.41	.51	.57

Total	$332	$349	$353	$471	$542	.17	.18	.19	.25	.30

Accruing Loans Past Due 90 Days or More (a) (b)
	Amount					Percent of Total Outstandings
Dollars in millions	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Sept. 30 2013	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012
Commercial	$33	$31	$27	$42	$41	.04%	.04%	.03%	.05%	.05%
Commercial real estate	3		3	15	36	.01		.02	.08	.19
Equipment lease financing	2			2	1	.03			.03	.01
Residential real estate
Non government insured	35	50	59	46	97	.23	.34	.39	.30	.63
Government insured	1,187	1,326	1,458	1,855	1,896	7.71	8.97	9.73	12.17	11.98
Credit card	31	33	35	36	32	.73	.80	.86	.84	.77
Other consumer
Non government insured	13	12	13	18	18	.06	.06	.06	.08	.08
Government insured	329	310	311	337	335	1.48	1.46	1.47	1.57	1.58

Total	$1,633	$1,762	$1,906	$2,351	$2,456	.85	.93	1.02	1.26	1.35

(a)	Excludes loans held for sale and purchased impaired loans.
(b)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, accruing consumer loans past due 30 - 59 days decreased $44 million, accruing consumer loans past due 60 - 89 days decreased $36 million and accruing consumer loans past due 90 days or more decreased $315 million, of which $295 million related to residential real estate government insured loans. As part of this alignment, these loans were moved into nonaccrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Georgia, Missouri, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions, for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody and retirement administration services. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments primarily located in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits of Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC. Certain loan applications are brokered by majority owned affiliates to others.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and a small commercial loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (ETFs), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. We hold an equity investment in BlackRock, which is a key component of our diversified revenue strategy. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At September 30, 2013, our economic interest in BlackRock was 22%.

Period End Employees

	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012
Full-time employees
Retail Banking	22,192	22,476	22,985	23,331	23,403
Other full-time employees (a)	27,973	27,975	27,957	27,616	27,512

Total full-time employees	50,165	50,451	50,942	50,947	50,915

Part-time employees
Retail Banking	4,194	4,394	4,496	4,563	4,740
Other part-time employees (a)	575	935	734	775	879

Total part-time employees	4,769	5,329	5,230	5,338	5,619

Total	54,934	55,780	56,172	56,285	56,534

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Nine months ended
In millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
Income (Loss)
Retail Banking (c)	$165	$158	$120	$121	$192	$443	$475
Corporate & Institutional Banking	542	612	541	649	607	1,695	1,679
Asset Management Group	47	36	43	34	37	126	111
Residential Mortgage Banking (d)	28	20	45	(192)	36	93	(116)
Non-Strategic Assets Portfolio	121	60	79	59	40	260	178
Other, including BlackRock (b) (e)	136	237	176	48	13	549	(45)

Net income	$1,039	$1,123	$1,004	$719	$925	$3,166	$2,282

Revenue
Retail Banking (c)	$1,563	$1,554	$1,483	$1,677	$1,664	$4,600	$4,651
Corporate & Institutional Banking	1,356	1,420	1,341	1,576	1,416	4,117	4,121
Asset Management Group	262	254	255	247	243	771	726
Residential Mortgage Banking (d)	254	228	291	58	284	773	468
Non-Strategic Assets Portfolio	181	175	219	218	204	575	625
Other, including BlackRock (b) (e)	304	433	366	293	277	1,103	852

Total revenue	$3,920	$4,064	$3,955	$4,069	$4,088	$11,939	$11,443

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. During the third quarter of 2012, enhancements were made to certain assumptions used to estimate our total Allowance for Loan and Lease Losses (ALLL) and provision. The estimated impact as of the beginning of the third quarter 2012 was approximately an increase of $41 million and a decrease of $55 million to the provision for credit losses of Retail Banking and Corporate & Institutional Banking, respectively.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our third quarter 2013 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes gains on sales of a portion of Visa Class B common shares in the third and second quarters of 2013 and the fourth and third quarters of 2012. For more information, refer to Selected Noninterest Income Information on page 7.
(d)	Includes benefit/provisions for residential mortgage repurchase obligations. For more information, refer to Selected Noninterest Income Information on page 7.
(e)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Retail Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
INCOME STATEMENT
Net interest income	$1,006	$1,012	$1,049	$1,081	$1,076	$3,067	$3,235
Noninterest income
Service charges on deposits	149	141	129	143	146	419	404
Brokerage	57	58	52	48	47	167	141
Consumer services	234	229	216	220	214	679	618
Other	117	114	37	185	181	268	253

Total noninterest income	557	542	434	596	588	1,533	1,416

Total revenue	1,563	1,554	1,483	1,677	1,664	4,600	4,651
Provision for credit losses	152	148	162	280	220	462	520
Noninterest expense	1,151	1,156	1,131	1,206	1,140	3,438	3,380

Pretax earnings	260	250	190	191	304	700	751
Income taxes	95	92	70	70	112	257	276

Earnings	$165	$158	$120	$121	$192	$443	$475

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$29,477	$29,212	$28,913	$28,920	$28,881	$29,203	$28,136
Indirect auto	7,971	7,314	7,006	6,718	5,654	7,434	5,047
Indirect other	877	939	1,000	1,063	1,133	938	1,212
Education	7,818	7,982	8,220	8,370	8,611	8,005	9,049
Credit cards	4,148	4,061	4,108	4,138	4,108	4,106	4,037
Other	2,152	2,141	2,141	2,145	2,068	2,145	1,987

Total consumer	52,443	51,649	51,388	51,354	50,455	51,831	49,468
Commercial and commercial real estate	11,299	11,345	11,290	11,266	11,360	11,311	11,176
Floor plan	1,931	2,048	2,014	1,915	1,769	1,997	1,745
Residential mortgage	715	767	811	862	918	764	974

Total loans	66,388	65,809	65,503	65,397	64,502	65,903	63,363
Goodwill and other intangible assets	6,105	6,127	6,148	6,174	6,199	6,127	6,105
Other assets	2,722	2,580	2,465	2,565	2,589	2,590	2,580

Total assets	$75,215	$74,516	$74,116	$74,136	$73,290	$74,620	$72,048

Deposits
Noninterest-bearing demand	$21,349	$21,187	$20,744	$20,900	$20,660	$21,096	$19,938
Interest-bearing demand	31,748	32,004	31,183	29,526	28,506	31,647	27,496
Money market	48,939	48,645	48,291	47,859	47,557	48,628	46,148

Total transaction deposits	102,036	101,836	100,218	98,285	96,723	101,371	93,582
Savings	10,900	10,997	10,537	10,068	9,954	10,812	9,645
Certificates of deposit	21,050	21,823	22,683	23,531	24,746	21,846	26,448

Total deposits	133,986	134,656	133,438	131,884	131,423	134,029	129,675
Other liabilities	364	343	273	285	255	327	358
Allocated capital	8,838	8,876	9,058	9,051	9,034	8,923	8,607

Total liabilities and equity	$143,188	$143,875	$142,769	$141,220	$140,712	$143,279	$138,640

PERFORMANCE RATIOS
Return on average allocated capital	7%	7%	5%	5%	8%	7%	7%
Return on average assets	.87	.85	.66	.65	1.04	.79	.88
Noninterest income to total revenue	36	35	29	36	35	33	30
Efficiency	74	74	76	72	69	75	73

(a)	See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Retail Banking (Unaudited) (Continued)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions, except as noted	2013	2013	2013	2012	2012	2013	2012
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$212	$222	$230	$245	$266
Consumer nonperforming assets	1,074	1,068	1,050	902	799

Total nonperforming assets	$1,286	$1,290	$1,280	$1,147	$1,065

Purchased impaired loans (b)	$718	$750	$788	$819	$852

Commercial lending net charge-offs	$17	$22	$37	$34	$19	$76	$85
Credit card lending net charge-offs	35	39	45	35	40	119	139
Consumer lending (excluding credit card) net charge-offs	91	91	168	148	160	350	373

Total net charge-offs	$143	$152	$250	$217	$219	$545	$597

Commercial lending annualized net charge-off ratio	.51%	.66%	1.13%	1.03%	.58%	.76%	.88%
Credit card lending annualized net charge-off ratio	3.35%	3.85%	4.44%	3.36%	3.87%	3.87%	4.60%
Consumer lending (excluding credit card) annualized net charge-off ratio (g)	.74%	.75%	1.42%	1.22%	1.35%	.97%	1.07%

Total annualized net charge-off ratio (g)	.85%	.93%	1.55%	1.32%	1.35%	1.11%	1.26%

Home equity portfolio credit statistics: (c)
% of first lien positions at origination (d)	52%	50%	48%	42%	41%
Weighted-average loan-to-value ratios (LTVs) (d) (e)	83%	85%	85%	81%	80%
Weighted-average updated FICO scores (f)	745	745	743	742	742
Annualized net charge-off ratio (g)	.75%	.82%	1.97%	1.35%	1.58%	1.17%	1.21%
Delinquency data: (h)
Loans 30 - 59 days past due	.22%	.20%	.23%	.42%	.25%
Loans 60 - 89 days past due	.09%	.08%	.10%	.22%	.15%

Total accruing loans past due	.32%	.28%	.33%	.64%	.40%

Nonperforming loans	3.13%	3.12%	3.01%	2.64%	2.28%

Other statistics:
ATMs	7,441	7,335	7,303	7,282	7,261
Branches (i)	2,724	2,780	2,856	2,881	2,887
Brokerage account assets (billions)	$40	$39	$39	$38	$38

Customer-related statistics: (in thousands)
Retail Banking checking relationships	6,658	6,589	6,534	6,475	6,451
Retail online banking active customers	4,534	4,271	4,234	4,227	4,117
Retail online bill payment active customers	1,285	1,270	1,260	1,236	1,219

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three and nine months ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV and FICO statistics are based upon customer balances.
(d)	Lien positions and LTV calculations at September 30, 2013, June 30, 2013 and March 31, 2013 reflect the use of revised assumptions where data is missing.
(e)	LTV statistics are based upon current information.
(f)	Represents FICO scores that are updated at least quarterly.
(g)	Ratios for the three months ended March 31, 2013 and nine months ended September 30, 2013 include additional consumer charge-offs taken as a result of alignment with interagency guidance on practices for loans and lines of credit we implemented in the first quarter of 2013.
(h)	Data based upon recorded investment. Past due amounts exclude purchased impaired loans, even if contractually past due, as we are currently accreting interest income over the expected life of the loans. In the first quarter of 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status.
(i)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
INCOME STATEMENT
Net interest income	$945	$943	$956	$1,057	$1,019	$2,844	$3,042
Noninterest income
Corporate service fees	277	297	246	324	258	820	706
Other	134	180	139	195	139	453	373

Noninterest income	411	477	385	519	397	1,273	1,079

Total revenue	1,356	1,420	1,341	1,576	1,416	4,117	4,121
Provision for credit losses (benefit)	30	(40)	14	9	(61)	4	(9)
Noninterest expense	495	499	480	549	520	1,474	1,479

Pretax earnings	831	961	847	1,018	957	2,639	2,651
Income taxes	289	349	306	369	350	944	972

Earnings	$542	$612	$541	$649	$607	$1,695	$1,679

AVERAGE BALANCE SHEET
Loans
Commercial	$72,753	$72,202	$69,817	$67,444	$65,909	$71,601	$62,150
Commercial real estate	17,830	17,002	16,876	16,517	16,226	17,240	15,516
Equipment lease financing	6,610	6,655	6,552	6,272	6,095	6,606	5,904

Total commercial lending	97,193	95,859	93,245	90,233	88,230	95,447	83,570
Consumer	801	876	1,083	1,092	1,141	919	731

Total loans	97,994	96,735	94,328	91,325	89,371	96,366	84,301
Goodwill and other intangible assets	3,848	3,775	3,752	3,724	3,707	3,792	3,633
Loans held for sale	975	968	1,236	1,190	1,263	1,058	1,233
Other assets	9,750	10,729	12,355	12,842	12,582	10,936	11,740

Total assets	$112,567	$112,207	$111,671	$109,081	$106,923	$112,152	$100,907

Deposits
Noninterest-bearing demand	$42,053	$39,910	$40,572	$40,607	$37,685	$40,850	$37,575
Money market	18,099	16,932	17,023	16,500	16,237	17,355	15,284
Other	6,992	6,914	6,979	6,842	6,277	6,962	5,862

Total deposits	67,144	63,756	64,574	63,949	60,199	65,167	58,721
Other liabilities	13,932	17,059	18,779	19,107	19,201	16,572	17,586
Allocated capital	9,489	9,495	9,588	9,787	9,937	9,524	9,100

Total liabilities and equity	$90,565	$90,310	$92,941	$92,843	$89,337	$91,263	$85,407

PERFORMANCE RATIOS
Return on average allocated capital	23%	26%	23%	26%	24%	24%	25%
Return on average assets	1.91	2.19	1.96	2.37	2.26	2.02	2.22
Noninterest income to total revenue	30	34	29	33	28	31	26
Efficiency	37	35	36	35	37	36	36

(a)	See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Corporate & Institutional Banking (Unaudited) (Continued) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$294	$290	$282	$265	$264	$282	$267
Acquisitions/additions	18	18	21	35	12	57	29
Repayments/transfers	(14)	(14)	(13)	(18)	(11)	(41)	(31)

End of period	$298	$294	$290	$282	$265	$298	$265

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$309	$313	$329	$337	$346	$951	$1,043
Capital Markets (d)	$175	$196	$131	$228	$175	$502	$482
Commercial mortgage loans held for sale (e)	$27	$31	$38	$44	$13	$96	$60
Commercial mortgage loan servicing income, net of amortization (f)	60	53	53	57	55	166	138
Commercial mortgage servicing rights (impairment)/recovery, net of economic hedge	18	44	11	16	16	73	15

Total commercial mortgage banking activities	$105	$128	$102	$117	$84	$335	$213
Average Loans (by C&IB business)
Corporate Banking	$50,844	$50,678	$49,241	$47,522	$47,091	$50,260	$44,079
Real Estate	22,622	21,361	20,790	19,861	18,749	21,597	17,933
Business Credit	11,726	11,611	11,181	10,893	10,406	11,508	9,811
Equipment Finance	10,035	10,034	9,811	9,438	9,214	9,961	8,899
Other	2,767	3,051	3,305	3,611	3,911	3,040	3,579

Total average loans	97,994	96,735	94,328	91,325	89,371	96,366	84,301
Total loans (g)	$99,337	$97,708	$94,843	$93,721	$90,099	99,337	90,099
Net carrying amount of commercial mortgage servicing rights (g)	$541	$525	$452	$420	$402
Credit-related statistics:
Nonperforming assets (g)	$949	$999	$1,082	$1,181	$1,500
Purchased impaired loans (g) (h)	$600	$708	$768	$875	$990
Net charge-offs (recoveries)	$56	$(19)	$58	$34	$35	$95	$108

(a)	See note (a) on page 15.
(b)	Represents consolidated PNC amounts. Our third quarter 2013 10-Q will include additional information regarding these items.
(c)	Includes amounts reported in net interest income and corporate service fees.
(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(e)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization and a direct write-down of commercial mortgage servicing rights of $24 million recognized in the first quarter of 2012. Commercial mortgage servicing rights (impairment)/recovery, net of economic hedge is shown separately.
(g)	Presented as of period end.
(h)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Asset Management Group (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
INCOME STATEMENT
Net interest income	$74	$70	$73	$74	$73	$217	$223
Noninterest income	188	184	182	173	170	554	503

Total revenue	262	254	255	247	243	771	726
Provision for credit losses (benefit)	(4)	1	5	(2)	4	2	13
Noninterest expense	192	195	183	195	180	570	537

Pretax earnings	74	58	67	54	59	199	176
Income taxes	27	22	24	20	22	73	65

Earnings	$47	$36	$43	$34	$37	$126	$111

AVERAGE BALANCE SHEET
Loans
Consumer	$5,107	$4,947	$4,793	$4,671	$4,486	$4,950	$4,330
Commercial and commercial real estate	1,049	1,042	1,037	1,021	1,060	1,043	1,095
Residential mortgage	784	772	772	706	687	776	691

Total loans	6,940	6,761	6,602	6,398	6,233	6,769	6,116
Goodwill and other intangible assets	289	298	306	315	324	297	334
Other assets	216	230	223	226	214	223	216

Total assets	$7,445	$7,289	$7,131	$6,939	$6,771	$7,289	$6,666

Deposits
Noninterest-bearing demand	$1,220	$1,249	$1,331	$1,573	$1,336	$1,266	$1,424
Interest-bearing demand	3,329	3,475	3,616	3,009	2,662	3,472	2,658
Money market	3,693	3,722	3,841	3,562	3,466	3,752	3,550

Total transaction deposits	8,242	8,446	8,788	8,144	7,464	8,490	7,632
CDs/IRAs/savings deposits	431	441	454	461	465	442	501

Total deposits	8,673	8,887	9,242	8,605	7,929	8,932	8,133
Other liabilities	62	58	60	65	68	60	69
Allocated capital	464	457	474	481	464	465	425

Total liabilities and equity	$9,199	$9,402	$9,776	$9,151	$8,461	$9,457	$8,627

PERFORMANCE RATIOS
Return on average allocated capital	40%	32%	37%	28%	32%	36%	35%
Return on average assets	2.50	1.98	2.45	1.95	2.17	2.31	2.22
Noninterest income to total revenue	72	72	71	70	70	72	69
Efficiency	73	77	72	79	74	74	74

OTHER INFORMATION
Total nonperforming assets (b)	$68	$69	$65	$69	$61
Purchased impaired loans (b) (c)	$100	$102	$105	$109	$118
Total net charge-offs (recoveries)	$(7)	$2	$3	$2	$(1)	$(2)	$4

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$106	$112	$112	$107	$106
Institutional	131	121	124	117	116

Total	$237	$233	$236	$224	$222

Asset Type
Equity	$132	$130	$130	$120	$120
Fixed income	70	70	70	69	68
Liquidity/Other	35	33	36	35	34

Total	$237	$233	$236	$224	$222

Discretionary assets under management
Personal	$80	$78	$77	$73	$73
Institutional	42	39	41	39	39

Total	$122	$117	$118	$112	$112

Asset Type
Equity	$65	$62	$62	$56	$57
Fixed income	40	39	39	39	39
Liquidity/Other	17	16	17	17	16

Total	$122	$117	$118	$112	$112

Nondiscretionary assets under administration
Personal	$26	$34	$35	$34	$33
Institutional	89	82	83	78	77

Total	$115	$116	$118	$112	$110

Asset Type
Equity	$67	$68	$68	$64	$63
Fixed income	30	31	31	30	29
Liquidity/Other	18	17	19	18	18

Total	$115	$116	$118	$112	$110

(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
INCOME STATEMENT
Net interest income	$46	$51	$48	$53	$52	$145	$156
Noninterest income
Loan servicing revenue
Servicing fees	40	37	41	48	49	118	157
Net MSR hedging gains	57	26	37	2	7	120	117
Loan sales revenue
Benefit / (provision) for residential mortgage repurchase obligations	6	(73)	(4)	(254)	(37)	(71)	(507)
Loan sales revenue	108	190	172	213	216	470	534
Other	(3)	(3)	(3)	(4)	(3)	(9)	11

Total noninterest income	208	177	243	5	232	628	312

Total revenue	254	228	291	58	284	773	468
Provision for credit losses (benefit)	—	4	20	2	2	24	(7)
Noninterest expense	210	192	200	333	226	602	659

Pretax earnings (loss)	44	32	71	(277)	56	147	(184)
Income taxes (benefit)	16	12	26	(85)	20	54	(68)

Earnings (loss)	$28	$20	$45	$(192)	$36	$93	$(116)

AVERAGE BALANCE SHEET
Portfolio loans	$2,334	$2,403	$2,553	$2,559	$2,648	$2,429	$2,773
Loans held for sale	2,104	2,106	2,038	1,832	1,694	2,083	1,733
Mortgage servicing rights (MSR)	1,068	849	764	620	599	895	636
Other assets	3,811	5,049	5,448	6,120	6,560	4,763	6,521

Total assets	$9,317	$10,407	$10,803	$11,131	$11,501	$10,170	$11,663

Deposits	$2,936	$3,260	$3,106	$3,286	$3,492	$3,100	$2,317
Borrowings and other liabilities	2,316	3,216	3,487	3,729	4,198	3,002	4,206
Allocated capital	1,470	1,492	1,752	1,830	1,488	1,571	1,160

Total liabilities and equity	$6,722	$7,968	$8,345	$8,845	$9,178	$7,673	$7,683

PERFORMANCE RATIOS
Return on average allocated capital	8%	5%	10%	(42)%	10%	8%	(13)%
Return on average assets	1.19	.77	1.69	(6.86)	1.25	1.22	(1.33)
Noninterest income to total revenue	82	78	84	9	82	81	67
Efficiency	83	84	69	574	80	78	141

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO - THIRD-PARTY (in billions)
Beginning of period	$116	$120	$119	$119	$116	$119	$118
Acquisitions	2		6	6	8	8	15
Additions	4	4	4	4	4	12	10
Repayments/transfers	(7)	(8)	(9)	(10)	(9)	(24)	(24)

End of period	$115	$116	$120	$119	$119	$115	$119

Servicing portfolio - third-party statistics: (b)
Fixed rate	92%	92%	92%	92%	91%
Adjustable rate/balloon	8%	8%	8%	8%	9%
Weighted-average interest rate	4.63%	4.72%	4.80%	4.94%	5.06%
MSR capitalized value (in billions)	$1.1	$1.0	$.8	$.7	$.6
MSR capitalization value (in basis points)	90	84	65	54	50
Weighted-average servicing fee (in basis points)	28	28	28	28	29

RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$523	$522	$614	$421	$462	$614	$83
(Benefit) / Provision	(6)	73	4	254	37	71	507
RBC Bank (USA) acquisition							26
Losses - loan repurchases and settlements	(46)	(72)	(96)	(61)	(78)	(214)	(195)

End of period	$471	$523	$522	$614	$421	$471	$421

OTHER INFORMATION
Loan origination volume (in billions)	$3.7	$4.7	$4.2	$4.4	$3.8	$12.6	$10.8
Loan sale margin percentage	2.92%	4.04%	4.07%	4.87%	5.68%	3.72%	4.94%
Percentage of originations represented by:
Agency and government programs	99%	100%	100%	100%	100%	100%	100%
Purchase volume (c)	38%	28%	19%	20%	26%	28%	24%
Refinance volume	62%	72%	81%	80%	74%	72%	76%
Total nonperforming assets (b)	$205	$220	$236	$134	$82
Purchased impaired loans (b) (d)	$(2)	$8	$24	$38	$69

(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Mortgages with borrowers as part of residential real estate purchase transactions.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2013	June 30 2013	March 31 2013	December 31 2012	September 30 2012	September 30 2013	September 30 2012
INCOME STATEMENT
Net interest income	$161	$164	$203	$197	$195	$528	$633
Noninterest income	20	11	16	21	9	47	(8)

Total revenue	181	175	219	218	204	575	625
Provision for credit losses (benefit)	(43)	39	42	52	61	38	129
Noninterest expense	33	41	52	73	79	126	214

Pretax earnings	191	95	125	93	64	411	282
Income taxes	70	35	46	34	24	151	104

Earnings	$121	$60	$79	$59	$40	$260	$178

AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$319	$437	$537	$720	$846	$430	$952
Lease financing	686	694	688	684	678	689	674

Total commercial lending	1,005	1,131	1,225	1,404	1,524	1,119	1,626

Consumer Lending:
Home equity	3,935	4,122	4,158	4,325	4,498	4,071	4,671
Residential real estate	5,496	5,709	5,938	6,130	6,328	5,713	6,303

Total consumer lending	9,431	9,831	10,096	10,455	10,826	9,784	10,974

Total portfolio loans	10,436	10,962	11,321	11,859	12,350	10,903	12,600
Other assets (b)	(735)	(672)	(586)	(481)	(333)	(665)	(324)

Total assets	$9,701	$10,290	$10,735	$11,378	$12,017	$10,238	$12,276

Deposits and other liabilities	$261	$275	$168	$186	$189	$235	$182
Allocated capital	1,076	1,113	1,094	1,188	1,278	1,094	1,255

Total liabilities and equity	$1,337	$1,388	$1,262	$1,374	$1,467	$1,329	$1,437

PERFORMANCE RATIOS
Return on average allocated capital	45%	22%	29%	20%	12%	32%	19%
Return on average assets	4.95	2.34	2.98	2.06	1.32	3.40	1.94
Noninterest income to total revenue	11	6	7	10	4	8	(1)
Efficiency	18	23	24	33	39	22	34

OTHER INFORMATION
Nonperforming assets (c)	$863	$935	$999	$999	$1,056
Purchased impaired loans (c) (d)	$4,966	$5,193	$5,372	$5,547	$5,702
Net charge-offs	$23	$53	$87	$60	$65	$163	$239
Annualized net charge-off ratio	.87%	1.94%	3.12%	2.01%	2.09%	2.00%	2.53%
LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$270	$388	$493	$665	$795
Lease financing	675	696	690	686	680

Total commercial lending	945	1,084	1,183	1,351	1,475

Consumer Lending:
Home equity	3,844	4,029	4,209	4,237	4,408
Residential real estate	5,434	5,659	5,880	6,093	6,272

Total consumer lending	9,278	9,688	10,089	10,330	10,680

Total loans	$10,223	$10,772	$11,272	$11,681	$12,155

(a)	See note (a) on page 15.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Allocated capital - Capital which is allocated to our business segments using our risk-based economic capital model, including consideration of the goodwill at those business segments as well as the diversification of risk among the business segments.

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basel I Tier 1 common capital - Basel I Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Basel I Tier 1 common capital ratio - Basel I Tier 1 common capital divided by period-end Basel I risk-weighted assets.

Basel I Leverage ratio - Basel I Tier 1 risk-based capital divided by adjusted average total assets.

Basel I Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Basel I Tier 1 risk-based capital purposes.

Basel I Tier 1 risk-based capital ratio - Basel I Tier 1 risk-based capital divided by period-end Basel I risk-weighted assets.

Basel I Total risk-based capital - Basel I Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interests not qualified as Basel I Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Basel I Total risk-based capital ratio - Basel I Total risk-based capital divided by period-end Basel I risk-weighted assets.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Commercial mortgage banking activities - Includes commercial mortgage servicing, originating commercial mortgages for sale and related hedging activities. Commercial mortgage banking activities revenue includes revenue derived from commercial mortgage servicing (including net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization, and commercial mortgage servicing rights valuations net of economic hedge), and revenue derived from commercial mortgage loans intended for sale and related hedges (including loan origination fees, net interest income, valuation adjustments and gains or losses on sales).

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business or business segment should hold to guard against potentially large losses that could cause insolvency and is based on a measurement of economic risk. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Investment securities - Collectively, securities available for sale and securities held to maturity.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 25

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 26

Pretax earnings - Income before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Primary client relationship - A corporate banking client relationship with annual revenue generation of $10,000 to $50,000 or more, and for Asset Management Group, a client relationship with annual revenue generation of $10,000 or more.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for purchased impaired loans includes any cash recoveries received in excess of the recorded investment.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average allocated capital - Annualized net income divided by average allocated capital. This measure is used at the business segment level.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 27

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.